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                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           IRVINE SENSORS CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                          IRVINE SENSORS CORPORATION
                    Proxy Statement Dated January 31, 2000

     The following biographical paragraph was inadvertently omitted from page 4 of the Company's proxy statement dated January 31, 2000:

     Mr. Seidel became a director in June 1999. He is principal of a management consulting firm specializing in mergers and acquisitions, Seidel and Partner, located in Munich, Germany. He has held this position since 1992. Prior to this time, Mr. Seidel was a principal in the acquisition, management and sale of German companies. Mr. Seidel holds a masters degree (Dipl. Ing) in Mechanical and Aircraft Engineering from Munich Technical University.